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                                                                    EXHIBIT 21B

This Proxy Is For Your Combined E.S.O.P. and E.S.P. (if any) Shares.


This sheet contains your proxy card and ticket to the annual meeting.

As always, we appreciate you voting your proxy and promptly returning it to us in the envelope provided. Also, mark the appropriate oval on the proxy card if you plan to attend the annual meeting. A map with directions to the Gwinnett Civic and Cultural Center is on the other side of this page.

The top half of this sheet is your admission ticket for registration at the annual meeting. Please bring it with you to the meeting.


DETACH AND MAIL BOTTOM PORTION

UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

MARKING INSTRUCTIONS
 . Use a No. 2 pencil or blue or black ink pen only.
 . Make solid marks that fill the oval completely.
 . Make no stray marks on this form.
 . CORRECT MARK __

The Board of Directors recommends a vote "FOR" item 1.

     (1) ELECTION OF DIRECTORS: J.C. Adams, A.D. Corell, A.W. Dahlberg, P.J. DeNicola, J. Edwards, H.A. Franklin, B.S. Gordon, L.G. Hardman, III, E.B. Harris, W.A. Parker, Jr., W.J. Rushton, III, G.M. Shatto, G.J. St. Pe, H. Stockham

__ FOR all nominees listed above (except as marked to the contrary to the right)

__ WITHHOLD authority to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


_______________________________


__ Mark here if attending annual meeting.

Please mark, date, and sign exactly as name appears and return this proxy card promptly in the enclosed envelope to The Southern Company, Bin 112, 64 Perimeter Center East, Atlanta, Georgia 30346.



Signature(s) _____________________       __________________________

Date  ______________________, 1996



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Directions

Traveling north on Interstate 85: Take Exit 42 -- Highway 120, turn left going west on Highway 120, turn right on Satellite (second traffic light after exiting), go straight for 0.7 mile to facility entrance on left.

Traveling south on Interstate 85: Take Exit 42 -- Highway 120, turn right going west on Highway 120, turn right on Satellite (first traffic light after exiting), go straight for 0.7 mile to facility entrance on left.


DETACH AND MAIL BOTTOM PORTION


PROXY FORM                 SOUTHERN COMPANY LOGO                PROXY FORM


                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS MAY 22, 1996


The undersigned hereby appoints A.W. DAHLBERG and W.L. WESTBROOK, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE SOUTHERN COMPANY, to be held at the Gwinnett Civic and Cultural Center, Atlanta, Georgia at 10:00 a.m. (EDT), and any adjournments thereof, on all matters legally coming before the meeting including, without limitation, the proposal listed on the reverse side hereof.




(C) Copyright 1996 by National Computer Systems, Inc. All rights reserved.